Exhibit 99.1

Media Contact:

Dana Stelsel

Corporate Communications Manager

(765) 771-5766

dana.stelsel@wabashnational.com

Investor Relations:
Jeff Taylor
Senior Vice President and Chief Financial Officer
(765) 771-5438
jeff.taylor@wabashnational.com

FOR IMMEDIATE RELEASE

Wabash National Announces Third Quarter 2014 Results;

Reports Second Consecutive Record Quarterly Revenue and Operating Income

•	Quarterly net sales increased 12 percent compared to the prior year period to a record $492 million on strong demand in Commercial Trailer Products
•	Record quarterly operating income of $34.9 million, an increase of 3 percent compared to the prior year period
•	Earnings per diluted share improved to $0.25 per diluted share, an increase of $0.02 per diluted share compared to the prior year period
•	Full-year trailer shipment guidance increased to a range of 54,500 to 56,000 trailers, reflecting continued strong demand and outlook in the Company’s core dry van trailer market

LAFAYETTE, Ind. – October 28, 2014 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the third quarter ended September 30, 2014.

Net income for the third quarter of 2014 was $18.3 million, or $0.25 per diluted share, compared to the third quarter of 2013 net income of $16.2 million, or $0.23 per diluted share. Third quarter 2014 non-GAAP adjusted earnings were $18.6 million, or $0.26 per diluted share, after excluding $0.5 million of charges related to the early extinguishment of debt incurred with the Company’s term loan prepayment of $20 million in September 2014. The Company’s prior year period results included the impact of non-recurring acquisition expenses and early extinguishment of debt charges related to a $20 million term loan prepayment made in September 2013. Excluding the impact of these items, non-GAAP adjusted earnings for the quarter ended September 30, 2013 were $16.6 million, or $0.24 per diluted share.

For the third quarter of 2014, the Company’s net sales increased 12 percent to $492 million and operating income increased $1.1 million, or 3 percent, to $34.9 million compared to the prior year period. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, was $46.6 million for the third quarter of 2014, an increase of $1.7 million compared to the prior year period. On a trailing twelve-month basis, the Company has generated net sales of $1.8 billion and operating EBITDA of $158.5 million, or 8.8 percent of net sales. Continued improvement in operating performance is attributable to the successful execution of the Company’s growth and diversification strategy, as well as a disciplined approach to improving profitability.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014

Net Sales	$439,977	$458,354	$358,120	$486,021	$491,697

Gross Profit Margin	14.0%	11.5%	13.0%	12.7%	12.5%

Income from Operations	$33,830	$24,053	$19,465	$33,855	$34,929

Net Income	$16,236	$10,423	$7,296	$16,239	$18,307

Diluted EPS	$0.23	$0.15	$0.10	$0.23	$0.25

Non-GAAP Measures(1):

Operating EBITDA	$44,873	$35,637	$30,618	$45,664	$46,619

Operating EBITDA Margin	10.2%	7.8%	8.5%	9.4%	9.5%

Adjusted Earnings	$16,616	$10,770	$8,337	$16,924	$18,630

Adjusted Diluted EPS	$0.24	$0.15	$0.12	$0.24	$0.26

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “We are pleased with the overall results for the third quarter and the record performance levels in both revenue and operating income for the Company. We are especially pleased with the strong performance from our Commercial Trailer Products segment, which continues to demonstrate positive momentum toward achieving its objectives of profitable growth through selective order intake, disciplined pricing, manufacturing productivity optimization and supply chain cost reductions. Conversely, performance from our Diversified Products Group was below expectations due to productivity and yield issues within our Wood Products business, unfavorable product mix and competitive market pressures within certain parts of our composite and tank products businesses.”

Mr. Giromini continued, “New trailer shipments for the third quarter were 15,600, consistent with our previous guidance of 15,000 to 16,000 trailers. We anticipate continued strength in customer demand for our products as total new trailer shipments for the full year are now expected to be in the range of 54,500 to 56,000 units, representing an increase of 16 percent to 20 percent from the prior year. As expected, our backlog decreased sequentially but remains at a seasonally healthy level of $794 million as of September 30, 2014, an increase of $231 million, or 41 percent, compared to the prior year period. Longer term, we believe the demand environment for trailers will remain strong as customer profitability, fleet age and regulatory compliance requirements all support continued demand for new trailers. Additionally, current industry forecasts support strong demand levels with projections well above replacement demand and exceeding previous year levels.”

Third Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2014 and 2013, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended September 30, 2014
New trailers shipped	14,700	850	800
Net sales	$351,644	$132,179	$45,166
Gross profit	$32,030	$23,874	$4,896
Gross profit margin	9.1%	18.1%	10.8%
Income from operations	$26,429	$12,027	$859
Income from operations margin	7.5%	9.1%	1.9%

2013
New trailers shipped	11,700	850	800
Net sales	$293,510	$132,131	$45,996
Gross profit	$23,619	$31,314	$5,225
Gross profit margin	8.0%	23.7%	11.4%
Income from operations	$17,323	$18,538	$743
Income from operations margin	5.9%	14.0%	1.6%

Commercial Trailer Products’ net sales, prior to the elimination of intersegment sales, increased $58 million, or 19.8 percent, on shipments of 14,700 trailers, representing 3,000 more trailers than the prior year period. This increase in revenue was primarily driven by a 25.6 percent increase in trailer shipments during the quarter, offset by customer and product mix, which lowered average selling prices by 2.4 percent compared to the prior year period. As a result of higher volumes and improved pricing, gross profit and gross profit margin increased $8.4 million and 110 basis points, respectively, compared to the same period last year. Operating income increased by $9.1 million, or 52.6 percent, to $26.4 million compared to the third quarter last year, due to increased volume, improved pricing and continued operational improvements.

Diversified Products’ net sales, prior to the elimination of intersegment sales, totaled $132 million for the third quarter of 2014, consistent with the prior year period, as the increase in non-trailer truck mounted equipment and other engineered products was offset by reduced sales of composite products. Gross profit and gross profit margin declined $7.4 million and 560 basis points, respectively, compared to the prior year period, primarily due to higher raw material and operating costs related to wood flooring operations, unfavorable product mix and competitive market pressures within certain product lines. Operating income for the third quarter of 2014 was $12.0 million, or 9.1 percent of net sales, a decrease of $6.5 million compared to the same period last year.

Retail’s net sales, prior to the elimination of intersegment sales, totaled $45 million for the third quarter of 2014. Results for the current quarter, which were consistent with the prior year period, reflect continued strong demand for parts and services despite fewer locations as a result of the transition of three West Coast branches to independent dealers in May 2014. Gross profit margin declined 60 basis points compared to the prior year period to 10.8 percent, primarily the result of product mix. Operating income for the third quarter of 2014 was $0.9 million, an improvement of $0.1 million compared to the same period last year.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as certain charges in connection with the Company’s recent acquisitions of Walker Group Holdings, LLC (“Walker”) in May 2012 and certain assets of Beall Corporation (“Beall”) in February 2013. Management believes operating EBITDA provides useful information to investors regarding our results of operations. The Company provides this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to the Company’s acquisitions of Walker and certain assets of Beall, losses incurred in connection with the Company’s extinguishment of debt, revaluation of deferred income tax assets due to changes in statutory tax rates and net losses recognized upon transitioning certain retail assets to independent dealer facilities. Management believes providing this measure and excluding these items facilitate comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Third Quarter 2014 Conference Call

Wabash National will conduct a conference call to review and discuss its third quarter results on October 29, 2014, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 21, 2015. Meeting access also will be available via conference call at 888-771-4371, participant code 38296215.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, liquid tank trailers, intermodal equipment, engineered products, and composite products. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker Transport, Walker Defense Group, Walker Barrier Systems, Walker Engineered Products, Brenner® Tank, Beall®, Garsite, Progress Tank, TST®, Bulk Tank International and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for trailer shipments, backlog, and the expectations regarding our growth and diversification strategies as well as expectations regarding trailer demand levels. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, dependence on industry trends and timing, costs of indebtedness incurred in connection with the acquisition of Walker and the failure to achieve the benefit of the Walker acquisition and Beall asset purchase. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net sales	$491,697	$439,977	$1,335,838	$1,177,332
Cost of sales	430,069	378,480	1,165,925	1,014,796
Gross profit	61,628	61,497	169,913	162,536

General and administrative expenses	14,957	14,559	44,890	43,208
Selling expenses	6,271	7,628	20,361	23,029
Amortization of intangibles	5,471	5,454	16,413	16,278
Acquisition expenses	-	26	-	883
Income from operations	34,929	33,830	88,249	79,138

Other income (expense):
Interest expense	(5,454)	(6,252)	(16,904)	(20,364)
Other, net	(610)	(605)	(1,626)	1,300
Income before income taxes	28,865	26,973	69,719	60,074
Income tax expense	10,558	10,737	27,877	23,968
Net income	$18,307	$16,236	$41,842	$36,106
Basic net income per share	$0.26	$0.24	$0.60	$0.52
Diluted net income per share	$0.25	$0.23	$0.58	$0.52

Comprehensive income
Net income	$18,307	$16,236	$41,842	$36,106
Foreign currency translation adjustment	(295)	191	(45)	(152)
Net comprehensive income	$18,012	$16,427	$41,797	$35,954

Basic net income per share:
Net income applicable to common stockholders	$18,307	$16,236	$41,842	$36,106
Undistributed earnings allocated to participating securities	(103)	(117)	(340)	(293)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$18,204	$16,119	$41,502	$35,813
Weighted average common shares outstanding	68,976	68,487	68,862	68,442
Basic net income per share	$0.26	$0.24	$0.60	$0.52

Diluted net income per share:
Net income applicable to common stockholders	$18,307	$16,236	$41,842	$36,106
Undistributed earnings allocated to participating securities	(103)	(117)	(340)	(293)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$18,204	$16,119	$41,502	$35,813

Weighted average common shares outstanding	68,976	68,487	68,862	68,442
Dilutive shares from assumed conversion of convertible senior notes	1,949	-	1,806	-
Dilutive stock options and restricted stock	994	524	855	458
Diluted weighted average common shares outstanding	71,919	69,011	71,523	68,900
Diluted net income per share	$0.25	$0.23	$0.58	$0.52

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial
Three Months Ended September 30, 2014	Trailer Products	Diversified Products	Retail	Corporate and Eliminations	Consolidated
New trailers shipped	14,700	850	800	(750)	15,600
Used trailers shipped	200	50	350	-	600

New Trailers	$344,416	$53,689	$20,701	$(17,737)	$401,069
Used Trailers	1,956	908	4,164	-	7,028
Components, parts and service	954	24,220	19,430	(3,623)	40,981
Equipment and other	4,318	53,362	871	(15,932)	42,619
Total net external sales	$351,644	$132,179	$45,166	$(37,292)	$491,697

Gross profit	$32,030	$23,874	$4,896	$828	$61,628
Income (Loss) from operations	$26,429	$12,027	$859	$(4,386)	$34,929

2013
New trailers shipped	11,700	850	800	(750)	12,600
Used trailers shipped	1,000	50	350	-	1,400

New Trailers	$280,006	$55,997	$20,899	$(16,988)	$339,914
Used Trailers	9,092	792	3,442	-	13,326
Components, parts and service	1,186	30,212	20,674	(4,148)	47,924
Equipment and other	3,226	45,130	981	(10,524)	38,813
Total net external sales	$293,510	$132,131	$45,996	$(31,660)	$439,977

Gross profit	$23,619	$31,314	$5,225	$1,339	$61,497
Income (Loss) from operations	$17,323	$18,538	$743	$(2,774)	$33,830

Nine Months Ended September 30, 2014
New trailers shipped	37,850	2,500	2,500	(2,400)	40,450
Used trailers shipped	3,050	100	1,300	-	4,450

New Trailers	$880,540	$162,627	$65,283	$(54,681)	$1,053,769
Used Trailers	21,788	3,345	12,970	-	38,103
Components, parts and service	2,404	81,359	61,562	(10,808)	134,517
Equipment and other	10,015	139,840	2,571	(42,977)	109,449
Total net external sales	$914,747	$387,171	$142,386	$(108,466)	$1,335,838

Gross profit	$75,764	$74,489	$16,025	$3,635	$169,913
Income (Loss) from operations	$58,447	$37,623	$3,190	$(11,011)	$88,249

2013
New trailers shipped	30,350	2,250	2,250	(2,250)	32,600
Used trailers shipped	2,400	100	950	-	3,450

New Trailers	$723,659	$150,750	$60,706	$(52,790)	$882,325
Used Trailers	20,407	2,412	9,752	(5)	32,566
Components, parts and service	6,603	85,035	60,862	(10,387)	142,113
Equipment and other	6,751	141,417	3,655	(31,495)	120,328
Total net external sales	$757,420	$379,614	$134,975	$(94,677)	$1,177,332

Gross profit	$56,376	$88,986	$15,624	$1,550	$162,536
Income (Loss) from operations	$37,197	$51,320	$2,877	$(12,256)	$79,138

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$79,551	$113,262
Accounts receivable	151,621	120,358
Inventories	259,794	184,173
Deferred income taxes	17,162	21,576
Prepaid expenses and other	6,911	9,632
Total current assets	$515,039	$449,001

Property, plant and equipment	137,170	142,082

Deferred income taxes	27	1,401

Goodwill	149,503	149,967

Intangible assets	142,718	159,181

Other assets	12,852	10,613
	$957,309	$912,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$490	$3,245
Current portion of capital lease obligations	1,500	1,609
Accounts payable	137,842	112,151
Other accrued liabilities	98,902	99,358
Total current liabilities	$238,734	$216,363

Long-term debt	323,689	358,890

Capital lease obligations	6,127	6,851

Deferred income taxes	886	1,234

Other noncurrent liabilities	17,608	6,528

Commitments and contingencies

Stockholders' equity	370,265	322,379
	$957,309	$912,245

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013

Cash flows from operating activities
Net income	$41,842	$36,106
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,730	12,429
Amortization of intangibles	16,413	16,278
Loss on debt extinguishment	1,042	1,304
Deferred income taxes	14,571	23,559
Stock-based compensation	5,509	5,525
Accretion of debt discount	3,624	3,455
Changes in operating assets and liabilities
Accounts receivable	(31,263)	(33,419)
Inventories	(79,534)	(49,173)
Prepaid expenses and other	2,721	1,788
Accounts payable and accrued liabilities	25,094	33,315
Other, net	1,961	2,593
Net cash provided by operating activities	$14,710	$53,760

Cash flows from investing activities
Capital expenditures	(9,017)	(11,566)
Acquisition, net of cash acquired	-	(15,985)
Other	4,228	2,500
Net cash used in investing activities	$(4,789)	$(25,051)

Cash flows from financing activities
Proceeds from exercise of stock options	1,789	447
Borrowings under revolving credit facilities	565	910
Payments under revolving credit facilities	(565)	(910)
Principal payments under capital lease obligations	(1,492)	(1,309)
Principal payments under term loan credit facility	(42,078)	(42,135)
Principal payments under industrial revenue bond	(354)	(265)
Debt issuance costs paid	-	(981)
Stock repurchase	(1,497)	(35)
Net cash used in financing activities	$(43,632)	$(44,278)

Net decrease in cash and cash equivalents	$(33,711)	$(15,569)
Cash and cash equivalents at beginning of period	113,262	81,449
Cash and cash equivalents at end of period	$79,551	$65,880

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$18,307	$16,236	$41,842	$36,106
Income tax expense	10,558	10,737	27,877	23,968
Interest expense	5,454	6,252	16,904	20,364
Depreciation and amortization	9,779	9,400	29,143	28,707
Stock-based compensation	1,911	1,617	5,509	5,525
Acquisition expenses and related charges	-	26	-	883
Other non-operating expense (income)	610	605	1,626	(1,300)
Operating EBITDA	$46,619	$44,873	$122,901	$114,253

	Three Months Ended
	December 31,	March 31,	June 30,
	2013	2014	2014
Net income	$10,423	$7,296	$16,239
Income tax expense	7,126	6,484	10,835
Interest expense	5,944	5,717	5,733
Depreciation and amortization	9,629	9,513	9,851
Stock-based compensation	1,955	1,640	1,958
Other non-operating expense (income)	560	(32)	1,048
Operating EBITDA	$35,637	$30,618	$45,664

Adjusted Earnings:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$18,307	$0.25	$16,236	$0.24	$41,842	$0.59	$36,106	$0.52

Adjustments:
Loss on debt extinguishment, net of taxes	323	-	364	0.01	625	0.01	784	0.01
Acquisition expenses, net of taxes	-	-	16	-	-	-	531	0.01
Revaluation of net deferred income tax assets due to changes in statutory tax rates	-	-	-	-	1,041	0.01	-	-
Loss on transitioning Retail branch locations, net of taxes	-	-	-	-	365	0.01	-	-

Adjusted earnings	$18,630	$0.26	$16,616	$0.24	$43,873	$0.61	$37,421	$0.54

Weighted Average # of Diluted Shares O/S	71,919		69,011		71,523		68,900

	Three Months Ended
	December 31, 2013		March 31, 2014		June 30, 2014
	$	Per Share	$	Per Share	$	Per Share

Net Income	$10,423	$0.15	$7,296	$0.10	$16,239	$0.23

Adjustments:
Loss on debt extinguishment, net of taxes	347	-	-	-	320	-
Revaluation of net deferred income tax assets due to changes in statutory tax rates	-	-	1,041	0.01	-	-
Loss on transitioning Retail branch locations, net of taxes	-	-	-	-	365	-

Adjusted earnings	$10,770	$0.15	$8,337	$0.12	$16,924	$0.24

Weighted Average # of Diluted Shares O/S	69,625		71,088		71,557